Exhibit 99.1

UBIQUITI NETWORKS REPORTS SECOND QUARTER FISCAL 2018 FINANCIAL RESULTS
~ Achieves Record Revenue and Tenth Consecutive Quarter of Revenue Growth ~
~ Cash of over $823 million, an increase of more than 34% Year-over-Year~

New York, NY - February 8, 2018 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti" or the "Company”) today announced results for the second fiscal quarter of 2018, ended December 31, 2017.

Second Quarter Fiscal 2018 Financial Summary

•	Revenues of $250.8 million, increasing 17.5% year-over-year

•	GAAP net loss of $51.5 million and GAAP loss per share of $0.66

•	Net loss due to the Tax Cuts and Jobs Act, which resulted in a $110.7 million tax expense

•	Non-GAAP net income of $59.6 million and non-GAAP diluted EPS of $0.76

Second Quarter Financial and Product Highlights

•	Revenues increased 17.5% year-over-year and 2% sequentially, primarily driven by demand for our UniFi AC and airMAX AC product families.

•	Enterprise Technology revenues increased 33.7% year-over-year and 4% sequentially, reflecting the continued adoption of our UniFi AC technology platform.

•	Initiated a new stock repurchase program, authorizing the Company to repurchase up to $150 million of its common stock, as disclosed in the Form 8-K filed on February 8, 2018.

•	Entered into a new credit facility, providing for a $500 million term loan and $400 million revolving credit facility, as disclosed in the Form 8-K filed on January 23, 2018.

•	Cash of over $823 million, up over 34% year-over-year and over 30% sequentially.

•	Announced UNMS (Ubiquiti Network Management System), proprietary software providing for the centralized control of Ubiquiti devices across multiple sites worldwide.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q18	F1Q18	F2Q17
Revenues	250.8	245.9	213.5
Service Provider Technology	119.9	119.9	115.6
Enterprise Technology	131.0	126.0	98.0
Gross profit	96.9	111.7	95.1
Gross Profit (%)	38.6%	45.4%	44.6%
Total Operating Expenses	30.8	24.6	25.3
Income from Operations	66.1	87.1	69.8
GAAP Net (Loss)/Income	(51.5)	74.9	60.6
GAAP EPS (diluted)	(0.66)	0.92	0.72
Non-GAAP Net Income	59.6	74.9	60.1
Non-GAAP EPS (diluted)	0.76	0.92	0.72

Gross Margins
During this quarter, GAAP and non-GAAP gross profit was $96.9 million, representing 38.6% of revenues. Gross margin includes $18.6 million of charges primarily related to provisions for obsolete inventory, vendor deposits and loss on purchase commitments associated primarily with the Company’s FrontRow consumer-oriented product launched in August 2017. Due to the lower than expected sales performance of FrontRow during the December 2017 holiday season, the Company was forced to assess the economic recovery of inventory and other related commitments. Excluding this $18.6 million charge, gross profit would have been $115.5 million, or 46.1%, representing a sequential improvement over the previous quarter.

Balance Sheet Highlights
Cash. Total cash and cash equivalents as of December 31, 2017 were $823.8 million, compared with $604.2 million as of June 30, 2017. Cash and cash equivalents, less debt (net cash) of $356.1 million increased $22.2 million sequentially. The sequential increase in net cash during the second quarter of fiscal 2018 was primarily driven by operating earnings partially offset by the repurchase of common stock.

Borrowing Availability. The Company fortified its balance sheet by securing additional liquidity through its amended and restated credit agreement, as filed on Form 8-K on January 23, 2018. The amended and restated credit agreement provides credit facilities of $900 million, consisting of a $500 million term loan which was entirely drawn at closing and a $400 million revolving credit facility.

Tax Reform. In addition to the increased liquidity provided by its credit facilities, the Company will have additional flexibility to repatriate foreign earnings as a result of the most recent federal tax reform.

DSOs. Second quarter fiscal 2018 days sales outstanding in accounts receivable ("DSO") were 58 days, compared with 48 days in the prior quarter, and 50 days in the second quarter of fiscal 2017. DSO's in the current period increased versus the prior quarter and prior year quarter primarily due to the timing of sales within the current quarter, which were more heavily weighted toward the back of the quarter.

Inventory. Inventory at the end of the quarter decreased $23.4 million to $98.9 million. This amount includes $2.8 million of the $18.6 million charge associated primarily with the Company’s FrontRow consumer-oriented product, as discussed above. Consequently, inventory weeks on hand decreased on a sequential basis to 9 weeks in the current quarter versus 13 weeks the prior quarter. The Company expects to hold 8 to 12 weeks of previously introduced product inventory in warehouses going forward, in addition to new product inventory and selected raw materials.

Business Outlook
Based on recent business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's third fiscal quarter ending March 31, 2018:

•	Revenues of between $245 million and $260 million; and

•	Non-GAAP diluted EPS of $0.92 - $0.99.

The Company is currently optimistic that it will achieve the lower-end of the revenue and non-GAAP diluted earnings-per-share guidance previously provided for the full fiscal year ending June 30, 2018.

A material number of non-qualified stock options issued under our 2005 Equity Incentive Plan will expire on April 8, 2018 and we expect these options to be exercised during the fiscal third or fourth quarter of 2018.  The impact of any exercise of such non-qualified stock options upon our financial results is not included in the foregoing business outlook for the fiscal third and fourth quarters of 2018.

Conference Call Information
Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 11:00 a.m. Eastern Time today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/financial/quarterly-results. To listen to the Q&A call via telephone, dial (800) 289-0438 (U.S. toll-free) or (323) 794-2423 (International). Participants should dial in at least 10 minutes prior to the start of the call.

Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com. A recording of the Q&A call will be available for replay at http://ir.ubnt.com.

About Ubiquiti Networks
Ubiquiti Networks, Inc. currently focuses on 3 main technologies: high-capacity distributed Internet access, unified information technology, and next-gen consumer electronics for home and personal use. The majority of the company’s resources consist of entrepreneurial and de-centralized R&D teams. Ubiquiti does not employ a traditional direct sales force, but instead drives brand awareness largely through the company’s user community where customers can interface directly with R&D, marketing, and support. With over 70 million devices shipped in over 200 countries and territories in the world, Ubiquiti aims to connect everyone to everything, everywhere. Ubiquiti was founded by former Apple engineer Robert Pera in 2005. More insight about the company management can be found at www.rjpblog.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, airFiber, mFi, EdgeMAX, UniFi, AmpliFi and UFiber are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact
Laura Kiernan
SVP, Investor Relations
Ubiquiti Networks, Inc.
laura.kiernan@ubnt.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations for financial results for the third fiscal quarter of 2018 and full fiscal year 2018, the repatriation of foreign earnings under recent federal tax reform, and statements regarding expectations related to our cash position, expenses, DSO, number of distributors and resellers, shipments, the roll-out of our consumer retail channel, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's third fiscal quarter of 2018 and full fiscal year 2018, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2017, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues	$250,811	$213,536	$496,679	$418,293
Cost of revenues	153,911	118,397	288,123	224,850
Gross profit	96,900	95,139	208,556	193,443
Operating expenses:
Research and development	20,468	16,338	37,396	30,877
Sales, general and administrative	10,352	9,001	18,017	17,864
Total operating expenses	30,820	25,339	55,413	48,741
Income from operations	66,080	69,800	153,143	144,702
Interest expense and other, net	(2,492)	(1,170)	(3,853)	(2,269)
Income before provision for income taxes	63,588	68,630	149,290	142,433
Provision for income taxes	115,047	8,022	125,824	10,037
Net (loss) income and comprehensive (loss) income	$(51,459)	$60,608	$23,466	$132,396
Net (loss) income per share of common stock:
Basic	$(0.66)	$0.74	$0.30	$1.61
Diluted	$(0.66)	$0.72	$0.29	$1.58
Weighted average shares used in computing net (loss) income per share of common stock:
Basic	77,654	82,169	78,895	81,990
Diluted[1]	77,654	83,888	80,494	83,875

1 The diluted net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive. The Company incurred a net loss in the second quarter of fiscal 2018 causing inclusion of any potentially dilutive securities to have an anti-dilutive effect, resulting in the weighted average shares outstanding for basic and dilutive earnings per share being equivalent during the quarter.

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2017	September 30, 2017	December 31, 2016	2017	2016
Net (loss) income and comprehensive (loss) income	$(51,459)	$74,925	$60,608	$23,466	$132,396
Stock-based compensation:
Cost of revenues	40	245	30	285	174
Research and development	370	456	381	826	941
Sales, general and administrative	370	211	155	581	378
Excess tax benefits resulting from the adoption of ASU 2016-09 Stock Compensation	(194)	(575)	(860)	(769)	(7,680)
Tax Reform Transition Tax[1]	110,708	—	—	112,798	—
Tax effect of Non-GAAP adjustments	(242)	(365)	(227)	(607)	(598)
Non-GAAP net income	$59,593	$74,897	$60,087	$136,580	$125,611
Non-GAAP diluted EPS	$0.76	$0.92	$0.72	$1.71	$1.51

Shares outstanding (Diluted)	79,235	81,748	83,888	80,494	83,875
Share adjustment (ASU 2016-09 Adoption)	(471)	(616)	(654)	(474)	(715)
Weighted-average shares used in Non-GAAP diluted EPS	78,764	81,132	83,234	80,020	83,160

About our Non-GAAP Net Income and Adjustments
1 Both periods reflect a provisional estimate of the mandatory repatriation tax expense of $110.7 million and $2.3 million of tax expense related to the remeasurement of deferred taxes at the lower tax rate.  Included in the Company’s second quarter transition tax calculation is an approximate $2.1 million benefit recorded in the second quarter related to the reduced domestic rate to 28% on the first quarter 2018 earnings which were previously provided for at the 35% rate.  As the year to date provision reflects the impact of the reduced 28% rate for the six-month results, this $2.1 million benefit was not removed from the non-GAAP results for the six-month period ending December 31, 2017.  As a result, the Company’s non-GAAP Tax Reform Transition Tax adjustment for the six months will differ from the three months period by the $2.1 million benefit made during the second quarter fiscal 2018 related to first quarter 2018 earnings.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, the adoption of ASU 2016-09 Improvements to Employee Share-Based Payments Accounting, the tax effects of these non-GAAP adjustments, and Tax Reform Transition Tax.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" above.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future price at which the Company’s stock will trade in those future periods. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks
We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•	Stock-based compensation expense

•	Adoption of ASU 2016-09 Improvements to Employee Share-Based Payment Accounting

•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

•	Tax Reform Transition Tax

Usefulness of Non-GAAP Financial Information to Investors
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	December 31, 2017	June 30, 2017 (1)
Assets
Current assets:
Cash and cash equivalents	$823,776	$604,198
Accounts receivable, net	159,153	140,561
Inventories	98,893	142,048
Vendor Deposits	54,523	54,082
Prepaid income taxes	—	2,419
Prepaid expenses and other current assets	11,295	9,026
Total current assets	1,147,640	952,334
Property and equipment, net	15,657	12,916
Long-term deferred tax assets	2,880	5,133
Other long-term assets	2,151	2,328
Total assets	$1,168,328	$972,711
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,947	$49,008
Income taxes payable	12,588	1,707
Debt - short-term	14,743	14,743
Other current liabilities	65,600	33,030
Total current liabilities	104,878	98,488
Long-term taxes payable	130,308	28,023
Debt - long-term	452,950	241,821
Other long-term liabilities	4,162	2,615
Total liabilities	692,298	370,947
Stockholders’ equity:
Common stock	78	80
Additional paid–in capital	771	525
Retained earnings	475,181	601,159
Total stockholders’ equity	476,030	601,764
Total liabilities and stockholders’ equity	$1,168,328	$972,711
(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2017.

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,
	2017	2016
Service Provider Technology	$119,852	$115,580
Enterprise Technology	130,959	97,956
Total revenues	$250,811	$213,536

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended December 31,
	2017	2016
North America	$94,957	$94,609
South America	20,746	19,285
Europe, the Middle East and Africa	102,026	77,381
Asia Pacific	33,082	22,261
Total revenues	$250,811	$213,536

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Six Months Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$23,466	$132,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,415	3,363
Provision for inventory obsolescence	3,151	1,484
Provision/(Recovery) for loss on vendor deposits & purchase commitments	16,187	(1,053)
Stock-based compensation	1,691	1,492
Other, net	411	1,034
Changes in operating assets and liabilities:
Accounts receivable	(18,613)	(33,333)
Inventories	39,533	(48,189)
Vendor deposits	(11,153)	(5,759)
Prepaid income taxes	2,419	(5,079)
Prepaid expenses and other assets	(2,147)	(4,820)
Accounts payable	(36,888)	25,989
Income taxes payable	113,166	2,175
Deferred revenues	1,207	1,787
Accrued liabilities and other current liabilities	27,568	4,184
Net cash provided by operating activities	165,666	75,671
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(6,195)	(2,836)
Net cash (used in) investing activities	(6,195)	(2,836)
Cash Flows from Financing Activities:
Proceeds from revolver loan	218,500	—
Repayments of term loan	(7,500)	(5,000)
Repurchases of common stock	(151,255)	(6,483)
Proceeds from exercise of stock options	849	1,287
Tax withholdings related to net share settlements of restricted stock units	(487)	(945)
Net cash (used in) provided by financing activities	60,107	(11,141)
Net increase in cash and cash equivalents	219,578	61,694
Cash and cash equivalents at beginning of period	604,198	551,031
Cash and cash equivalents at end of period	$823,776	$612,725
Non-Cash Investing Activities:
Unpaid property and equipment and other long-term assets	$288	$379